Exhibit 2.1

                      SECOND AMENDMENT TO MERGER AGREEMENT

     THIS SECOND AMENDMENT TO MERGER AGREEMENT (this "Second Amendment") is made and dated as of November 24, 2009 by and among Four Oaks Fincorp, Inc., a North Carolina corporation and a financial holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended, and a North Carolina bank holding company (the "Parent"), Four Oaks Bank & Trust Company, a North Carolina banking corporation and a state chartered member of the Federal Reserve System (the "Buyer"), and Nuestro Banco, a North Carolina banking corporation (the "Company"). The Parent, the Buyer, and the Company are collectively referred to herein as the "Parties."

                                    RECITALS

           WHEREAS, the Parties entered into a Merger Agreement dated as of April 29, 2009, as amended by the First Amendment to Merger Agreement, dated October 26, 2009 (the "Merger Agreement");

           WHEREAS, Section 9.1(c) of the Merger Agreement permits either the Parent and the Buyer on the one hand, or the Company, on the other hand, to terminate the Merger Agreement prior to the Closing Date if the conditions to the obligation to effect the transactions contemplated by the Merger Agreement of the party or parties seeking termination have not been fulfilled or waived by November 30, 2009;

           WHEREAS, the Parties now desire to amend the Merger Agreement to extend the aforementioned deadline.

           NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth herein and of other good and valuable consideration, the receipt and legal sufficiency of which they hereby acknowledge, and intending to be legally bound hereby, the Parties hereby agree as follows:

     1. Amendments to Merger Agreement. The Merger Agreement shall be, and it hereby is, amended as follows:

           (a) Section 9.1(c) is hereby amended to delete the words "November 30, 2009" appearing on the third line, and replace such words with the words "December 31, 2009".

     2.    Reference to and Effect on the Merger Agreement.

           (a) From and after the effective date hereof, each reference in the Merger Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Merger Agreement, and each reference in any agreement to be delivered in connection with the Closing under the Merger Agreement to the "Merger Agreement", "Agreement", "thereunder", "thereof" or words of like import referring to the Merger Agreement, shall mean and be a reference to the Merger Agreement as amended hereby.

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           (b)   Except as specifically amended above, the Merger Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

     3. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4. Governing Law. The execution, interpretation and performance of this Second Amendment shall be governed by the internal laws and judicial decisions of the State of North Carolina, without regard to principles of conflicts of law.

                            [signature page follows]




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     IN WITNESS WHEREOF, the Parties have executed this Second Amendment as of the date first written above.

                                          PARENT:

                                          FOUR OAKS FINCORP, INC.


                                          By: /s/ Ayden R. Lee, Jr.
                                             -----------------------------------
                                             Name: Ayden R. Lee, Jr.
                                             Title: Chairman, President and CEO


                                          BUYER:

                                          FOUR OAKS BANK & TRUST COMPANY


                                          By: /s/ Ayden R. Lee, Jr.
                                             -----------------------------------
                                             Name: Ayden R. Lee, Jr.
                                             Title: Chairman, President and CEO


                                          COMPANY:

                                          NUESTRO BANCO


                                          By: /s/ Jeanne Mauney
                                             -----------------------------------
                                             Name: Jeanne Mauney
                                             Title: Acting President and CEO